Exhibit 5.1

December 7, 2005

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, Pennsylvania 19341

Re:	Offering of Shares of Common Stock

Prospectus Supplement Dated December 6, 2005

Ladies and Gentlemen:

We have served as counsel to ViroPharma Incorporated, a Delaware corporation (the “Company”), in connection with the offer and sale in an underwritten offering of up to 10,350,000 shares of its common stock, par value $0.002 per share (including 1,350,000 shares of common stock as to which the underwriters have been granted an over-allotment option) (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-64482) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on July 3, 2001, the prospectus included therein (the “Prospectus”) and a prospectus supplement dated December 6, 2005 (the “Prospectus Supplement”). We have been advised by the Company that all of the Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Prospectus Supplement.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) each prospectus (including the Prospectus and Prospectus Supplement) relating to the Registration Statement as filed with the Commission under Rule 424 of the Act, (iii) the form of Underwriting Agreement filed as an exhibit to the Company’s Form 8-K as filed with the Commission on December 7, 2005, (iv) the Company’s Certificate of Incorporation, as amended and/or restated to date, (iv) the Company’s By-Laws, as amended and/or restated to date, (v) the minutes of meetings of the Board of Directors and the 2005 Pricing Committee of the Board of Directors of the Company as provided to us by the Company, and (v) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement (including through incorporation by reference of a Form 8-K filing to which this opinion is an exhibit) and to the reference to this firm under the caption “Legal Matters” in the Prospectus and Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

As counsel to the Company, we have furnished this opinion letter in connection with the offering described herein. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP